UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2024

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 West Sam Houston Parkway S., Suite 1100
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 18, 2024, Dril-Quip, Inc., a Delaware corporation (“Parent”), Ironman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub Inc.”), and DQ Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub LLC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Innovex Downhole Solutions Inc., a Delaware corporation (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub Inc. will merge with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”) (the “First Merger”) and (ii) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity. Upon consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), Parent expects that its current shareholders will own approximately 52% of the Combined Company (as defined below) and current shareholders of the Company will own approximately 48% of the Combined Company. Following the Transactions, the name of Parent will be changed to Innovex International, Inc. (the “Combined Company”), and its common stock will remain listed on the New York Stock Exchange.

Under the terms of the Merger Agreement and as more fully described below, the aggregate merger consideration paid at the effective time of the Mergers (the “Effective Time”) to the holders of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) then issued and outstanding (including options and restricted stock units) will be a number shares of common stock, par value $0.01 per share, of the Combined Company (“Combined Company Common Stock”) (including restricted stock units) equal to the product of (i) 48% multiplied by (ii) the quotient of (x) the number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) outstanding immediately prior to the Effective Time, calculated on fully diluted basis divided by (y) 52% (the “Aggregate Merger Consideration”). Each holder of Company Common Stock, other than holders of dissenting shares, will be entitled to receive, for each share of Company Common Stock, a number of shares of Combined Company Common Stock equal to the Aggregate Merger Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Merger calculated on a fully diluted basis (the “Per Share Merger Consideration”), plus the cash value of any fractional shares of Combined Company Common Stock that would otherwise be payable.

Holders of Company stock options will be entitled to receive that number of shares of Combined Company Common Stock equal to the number of shares of Company Common Stock subject to such Company option multiplied by the Per Share Merger Consideration reduced by the applicable exercise price. Holders of each Company restricted stock unit that will continue to be outstanding after the Effective Time (“Continuing RSUs”) will be entitled to receive restricted stock units in the Combined Company equal to the number of shares of Company Common Stock issuable under such Continuing RSU multiplied by the Per Share Merger Consideration and subject to the same restrictions. Holders of Company restricted stock units that are not Continuing RSUs will be entitled to receive that number of shares of Combined Company Common Stock equal to the number of shares of Company Common Stock subject to such Company restricted stock unit multiplied by the Per Share Merger Consideration.

The board of directors of Parent (the “Parent Board”) unanimously (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Parent and the holders of shares of Parent Common Stock (“Parent Stockholders”), (ii) approved and declared advisable (a) the Merger Agreement, (b) an amendment to the Restated Certificate of Incorporation of Parent, dated as of February 26, 2018, as amended from time to time (the “Parent Charter”), to, among other things, (I) increase the number of shares of Parent Common Stock from 100,000,000 to 200,000,000 shares (the “Parent Charter Amendment”), (II) limit the personal liability of corporate officers for money damages for breaches of their fiduciary duty of care in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware and (III) waive corporate opportunities obligations, with respect to Amberjack Capital Partners, L.P. (“Amberjack”) and certain of its affiliates, among others, (c) the Innovex 2024 Long-Term Incentive Plan (the “2024 Plan”), which provides for the issuance of up to a number of shares of Combined Company Common Stock equal to 5% of the fully-diluted shares of Combined Company Common Stock outstanding at the time the 2024 Plan becomes effective, and (d) the Transactions, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the issuance of Combined Company Common Stock in connection with the Merger (the “Stock Issuance”), the Parent Charter Amendment and the 2024 Plan be submitted to the holders of shares of Parent Stockholders for their approval and (iv) resolved to recommend that the Parent Stockholders vote in favor of the Stock Issuance, the Parent Charter Amendment and the 2024 Plan.

The board of directors of the Company unanimously (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of shares of Company Common Stock, (ii) approved and declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the holders of shares of Company Common Stock for their adoption and (iv) resolved to recommend that the holders of shares of Company Common Stock vote in favor of the adoption of the Merger Agreement. Following the execution and delivery of the Merger Agreement, certain holders of Company Common Stock, collectively holding approximately 94.9% of the issued and outstanding Company Common Stock, executed and delivered to Parent a written consent approving the Merger Agreement and the Transactions.

Post-Closing Governance

Parent and the Company have agreed to certain governance-related matters. At the Effective Time, the Parent Board will have nine members, including (i) four directors designated by the Company (the “Company Designees”), (ii) the Chief Executive Officer of the Company as of immediately prior to the Effective Time, and (iii) four directors designated by Parent (the “Parent Designees”). John V. Lovoi, the chairman of the Parent Board as of immediately prior to the Effective Time, will serve as chairman of the Parent Board. A Parent Designee will serve as Chairman of the (i) Audit Committee of the Parent Board, (ii) the Nomination & Governance Committee of the Parent Board and (iii) the Compensation Committee of the Parent Board. Subject to satisfaction of applicable independence requirements, one Company Designee will be appointed to the Nomination & Corporate Governance Committee of the Parent Board and two Company Designees will be appointed to the Compensation Committee of the Parent Board.

At the Effective Time, Adam Anderson will be appointed to serve as the Chief Executive Officer of Parent, Kendal Reed will be appointed to serve as the Chief Financial Officer of Parent and Mark Reddout will be appointed to serve as the President of North America of Parent.

Conditions to the Merger

The closing of the Transactions is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Company Common Stock, (ii) the approval of the Parent Charter Amendment by the holders of a majority of the outstanding shares of Parent Common Stock, (iii) the approval of the Stock Issuance by the Parent Stockholders representing a majority of votes cast on the Stock Issuance, (iv) subject to stockholder approval of the 2024 Plan, the adoption of the

2024 Plan by the Parent Board, (v) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act having expired or been terminated, and the required approvals shall have been obtained under certain antitrust and foreign investment laws, (vi) there being no law, injunction or order by a governmental body prohibiting the consummation of the Mergers, the Stock Issuance or the Parent Charter Amendment, (vii) the approval for listing of Combined Company Common Stock to be issued in accordance with the terms of the Merger Agreement on the New York Stock Exchange, (viii) the registration statement on Form S-4, to be filed with the United States Securities and Exchange Commission (the “SEC”) by Parent, having been declared effective by the SEC, (ix) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, and (x) compliance by each other party in all material respects with their respective covenants.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of Parent and the Company relating to their respective businesses, financial statements and public filings, as applicable, in each case generally subject to customary materiality and knowledge qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Parent and the Company, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the consent of the other party. Parent and the Company also agreed to use their reasonable best efforts to cause the Merger to be consummated and, subject to certain exceptions, to obtain regulatory approvals or expiration or termination of waiting periods.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, Parent will be subject to certain restrictions on its ability to solicit Parent Alternative Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding Parent Alternative Proposals, subject to customary exceptions. The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, the Company will be subject to certain restrictions on its ability to solicit Company Alternative Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding Company Alternative Proposals. Parent is required to call a meeting of its stockholders to approve the Stock Issuance, the Parent Charter Amendment and the 2024 LTIP and, subject to certain exceptions, to recommend that its stockholders vote to approve the Stock Issuance, the Parent Charter Amendment and the 2024 LTIP.

Termination

The Merger Agreement contains termination rights for each of Parent and the Company, including, among others, if the consummation of the Transactions does not occur on or before December 18, 2024, subject to a three-month extension in certain circumstances for the sole purpose of obtaining regulatory clearances. Upon termination of the Merger Agreement under specified circumstances, including the termination by the Company in the event of a Parent Change of Recommendation (as defined in the Merger Agreement) by the Parent Board or termination by Parent to enter into a Parent Superior Proposal (as defined in the Merger Agreement), Parent would be required to pay the Company a termination fee of $31,895,000. In addition, if the Merger Agreement is terminated because of a failure of Parent’s stockholders to approve the Stock Issuance and the Parent Charter Amendment or of the Company’s stockholders to approve the adoption of the Merger Agreement, Parent or the Company, as applicable, may be required to reimburse the other party for its actual transaction expenses in an amount not to exceed $4,253,000. In no event will the Company be entitled to receive more than one termination fee, net of any expense reimbursement.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in any filings by Parent or the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (b) confidential disclosures made in confidential disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Parent files with the SEC.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, Parent and the Company, issued a joint press release announcing the Merger Agreement. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

On March 18, 2024, Parent and the Company provided supplemental information regarding the Merger Agreement in a joint investor presentation published to their respective websites. A copy of the joint investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

In connection with the announcement of the Merger Agreement, Parent sent certain written communications to its employees, which are furnished as Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 and are incorporated by reference herein, and released certain communications regarding the Transactions, which is furnished as Exhibit 99.7.

The information furnished pursuant to Item 7.01, including Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference. The furnishing of this press release and these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

Item 8.01	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Important Information for Stockholders

In connection with the proposed merger, Parent intends to file with the SEC, a registration statement on Form S-4 that will include a proxy statement/prospectus. Parent may also file other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Parent may file with the SEC. The definitive proxy statement/prospectus (if any when available) will be mailed to the stockholders of Parent. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED BY PARENT WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Such stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Parent, the Company and the proposed merger once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on Parent’s website, www.dril-quip.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Parent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about Parent’s directors and executive officers including a description of their interests in Parent is included in Parent’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Innovex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dril-Quip stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated as of March 18, 2024, by and among Dril-Quip, Inc., Ironman Merger Sub, Inc., DQ Merger Sub, LLC and Innovex Downhole Solutions, Inc.

99.1	Joint Press Release, dated March 18, 2024.

99.2	Joint Investor Presentation, dated March 18, 2024.

99.3	CEO Memo to Employees.

99.4	Employee Frequently Asked Questions (FAQ).

99.5	Employee Town Hall Presentation

99.6	Transcript of Employee Town Hall Presentation

99.7	Social Media Posts

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: March 18, 2024